EXHIBIT (c)(ii)


                        CONFIDENTIAL TREATMENT REQUESTED
 Confidential Portions of This Presentation Which Have Been Redacted Are Marked
          With Brackets ("[*** ]"). The Omitted Material Has Been Filed Separately With The United States Securities and Exchange Commission.




                               COLOR IMAGING, INC.
                      ASSESSMENT OF STRATEGIC ALTERNATIVES
                        --------------------------------

                                  PRESENTED TO:

                              THE SPECIAL COMMITTEE
                          OF THE BOARD OF DIRECTORS OF
                             COLOR IMAGING DIRECTORS






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



INTRODUCTION

     o    Purpose of the assignment

     o    Industry Overview

     o    Company analysis

     o    Valuation assessments

     o    Strategic alternatives

     o    Summary




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PURPOSE OF THE ASSIGNMENT

     o Review and advise the Special Committee and the Board with respect to the Color Imaging's proposed price per share in a going private transaction

     o Review the strategic and capital needs of the Company and alternatives for raising capital and evaluating the Company's capital structure

     o    Provide   advice  on  evaluating   the  potential  for  any  strategic
          relationships or other opportunities

     o Evaluate the proposed Transaction to "go private" by implementing a reverse stock split




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PURPOSE OF THE ASSIGNMENT


    In performing this assignment we:

     -    Made a strategic evaluation of Color Imaging

     -    Assessed  the  Company's   current   operations  and  future  business
          opportunities

     - Developed estimates of the fair value of Color Imaging's shares on a stand-alone basis

     - Made a qualitative and, where applicable, quantitative evaluation of strategic alternatives that the Company may consider in the future



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                                INDUSTRY OVERVIEW






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INDUSTRY TRENDS

     o    Declining market and margin for monochrome printer supplies

     o    High expected growth in color printing

     o Transition to more technologically advanced high-volume, high-speed copiers, requiring specialized imaging supplies

     o    Introduction of low cost chemically produced (polymerization) toners

     o    Emergence of solid ink technology





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


INDUSTRY COMPETITORS

                   AFTERMARKET PRODUCERS                                               OEMS
------------------------------------------------------------ ---------------------------------------------------------
o   Small in size (sales < $100 mil)                          o   Huge corporations with greater resources and
o   Each competitor commands a very small share of                capabilities
    the aftermarket                                           o   Industry leaders in technology and product
o   Develop customized toner products catered toward              quality
    a specific copier or printer                              o   OEMs maintain higher price than the
o   Limited competition among aftermarket companies               aftermarket firms and compete through better
    in the Color toner sector                                     product quality and functionality
                                                              o   OEMs determine what products the aftermarket
                                                                  firms will sell and at what price they will
                                                                  sell it

------------------------------------------------------------ ---------------------------------------------------------






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                        COLOR IMAGING - COMPANY ANALYSIS







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COMPANY ANALYSIS

     o    Market analysis

          -    Current positioning

          -    Color products

          -    Growth strategy

     o    Profitability analysis

          -    Revenue, EBITDA and EBIT growth

          -    Profit margins

     o    Asset analysis



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MARKET ANALYSIS:  CURRENT POSITIONING

     o Aftermarket developer of toner cartridges with more than 15 years of experience

     o    55%-45% mix between U.S. and international  revenue

     o    Sales of $22 mil in 2004

     o Total toner production in 2004 = 829,331 pounds; 75% black, 10% color and 15% MICR

     o    Products targeted toward older printing and copying devices

     o    Two customers - [***] combined represent 18% of company sales

     o    Low year-over-year sales and income growth


[***] - Confidential Portions of This Presentation Which Have Been Redacted Are Marked With Brackets ("[*** ]"). The Omitted Material Has Been Filed Separately With The United States Securities and Exchange Commission.


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



         MARKET ANALYSIS: COLOR IMAGING'S EXPANSION INTO COLOR PRODUCTS


                               [Graphics Omitted]





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MARKET ANALYSIS: MANAGEMENT'S GROWTH STRATEGY

     o Expansion into more full-color toner products and discontinuation of certain black toner products

     o    Further penetration of both the U.S. and the international markets

     o    Leveraging direct and retail distribution channels

     o    Development  of more  complete  toner  cartridge  devices

     o    Leveraging research and development expertise

     o    Expanded product sourcing from strategic suppliers





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PROFITABILITY ANALYSIS:  FLAT SALES AND EARNINGS

                         SELECTED INCOME STATEMENT ITEMS

                               [Graphics Omitted]





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PROFITABILITY ANALYSIS:  GROWTH IN REVENUE & EBITDA

                                 GROWTH ANALYSIS

                               [Graphics Omitted]





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PROFITABILITY ANALYSIS:  MARGINS

                                 MARGIN ANALYSIS

                               [Graphics Omitted]



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COLOR IMAGING VS. OTHER AFTERMARKET COMPETITORS

            MARGIN & GROWTH ANALYSIS - COLOR IMAGING VS. COMPETITORS

                               [Graphics Omitted]






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ASSET ANALYSIS

                          SELECTED BALANCE SHEET ITEMS

                               [Graphics Omitted]




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ASSET ANALYSIS: TURNOVER RATIOS

                                 TURNOVER RATIOS

                               [Graphics Omitted]





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COLOR IMAGING VS. OTHER AFTERMARKET COMPETITORS

             TURNOVER RATIOS - COLOR IMAGING VS. DIRECT COMPETITORS

                               [Graphics Omitted]



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                              VALUATION ASSESSMENT





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VALUATION ASSESSMENT: VALUATION METHODS USED

     o    Public market valuation - current stock price

     o    Discounted cash flow (DCF)

     o    Public company method

     o    Acquisition method






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VALUE INDICATIONS PER SHARE:  COLOR IMAGING ON A STAND-ALONE BASIS

     o    Public market valuation current stock price

          -    $0.56 (AS OF 2/1/05)

     o    DCF

          -    $1.06 - $1.54

     o    Public company method

          -    $0.76 - $1.00

     o    Acquisition method

          -    $0.71






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STOCK PRICE ANALYSIS: COLOR IMAGING VS. SELECTED PUBLIC COMPANIES

                                                COLOR               NASHUA          MEDIA
                                               IMAGING               CORP          SCIENCES
                                               -------               ----          --------

VOLUME AS OF 02/01/2005                                0            13,700            4,500
AVER DAILY VOLUME OVER 3-M                         1,924             5,181           33,545
TOTAL SHARES OUTSTANDING                      12,690,305         6,191,489       10,048,246
SHARES OWNED BY INSIDERS                       7,994,892           804,894        2,311,096
% SHARES OWNED BY INSIDERS                         61.0%             13.0%            23.0%
% SHARES OWNED BY INSTITUTIONS                      0.0%             67.0%             0.0%
MARKET CAPITALIZATION (MIL)                  $      7.11        $    55.29      $     22.91
SHARE PRICE AS OF 02/01/2005                 $      0.56        $     8.93      $      2.28
BOOK VALUE PER SHARE                         $      0.92        $     9.81      $      0.64
FLOAT AS A % OF SHARES OUTSTANDING                 39.4%             87.2%            76.6%
AVERAGE DAILY VOLUME AS A % OF FLOAT               0.04%             0.10%            0.44%
EXCHANGE                                           OTCBB              NYSE             AMEX



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           STOCK PRICE ANALYSIS: HISTORICAL PRICES AND TRADING VOLUME
                           OVER THE LAST THREE YEARS

                        -----------------------
                        Share Price variation
                        over the last three years:

                        High              $3.15

                        Median            $0.68

                        Low               $0.30
                        ------------------------

                               [Graphics omitted]



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STOCK PRICE ANALYSIS:  PRIOR EQUITY OFFERINGS

After the merger in 2001, when Color Imaging sold for up to $2/share, the Company has had one equity offering in March 2003. Although the offering was open to the general public, only the affiliate Chi Fu Investments Co Ltd. bought Company shares (4,500,000 shares at a price of $1.35 per share).


                               [Graphics Omitted]




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STOCK PRICE ANALYSIS:  CONCLUSION

Compared to other Nashua and Media Sciences, Color Imaging:

     o Exhibits very LOW trading volume, float as percentage of the shares outstanding, daily volume as a percentage of the float, market capitalization, and institutional ownership

     o Trades on the RELATIVELY THINLY-TRADED OTCBB market, at a much greater discount to book value

     o    Maintains very HIGH insider ownership

     o Because of the lack of market liquidity of the Company, Color Imaging's stock may not be a fair representation of the Company's fair market value




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VALUATION  ASSUMPTIONS,  PERTAINING TO THE DCF,  PUBLIC COMPANY AND  ACQUISITION
VALUATION  METHODS

     o    Excess  cash =  $1,000,000

     o In 2005, an affiliate will pay Color Imaging $647,428 in relation to the outstanding IDR bond

     o Color Imaging will have $270,000 of loss-carry-forward tax benefits, all of which will be used up in 2005

     o    Number of shares outstanding = 12,690,305

     o 2005 operating costs reflect management's projected $295,876 expense for cashing out Color Imaging's "in-the-money" stock options, in a potential "going-private" transaction

     o Assuming going private annual cost savings from non public financial reporting, starting in 2006, estimated at $134,500 per year




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DCF-SPECIFIC ASSUMPTIONS

     o    Long-term 'Debt / Total Capital' ratio = 20%

     o    Concluded weighted-average cost of capital (WACC) range: 14% to 16%

     o Exit EBITDA multiples range: 5x to 7xEBITDA (the exit EBITDA multiples are used to calculate the value of Color Imaging's cash flow beyond year 5)




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DCF: MANAGEMENT BUDGET ASSUMING REVERSE SPLIT

                                                  Budgeted         Projected           Projected       Projected        Projected
                                                   Dec-05            Dec-06              Dec-07          Dec-08           Dec-09
                                               -------------------------------------------------------------------------------------
Sales                                          $ 24,000,039       $ 26,000,000       $ 29,500,000    $ 33,000,000     $ 36,500,000
Cost of Sales                                    15,759,472         16,820,000         19,165,000      21,510,000       23,855,000
                                               -------------------------------------------------------------------------------------
   Gross Profit                                   8,240,567          9,180,000         10,335,000      11,490,000       12,645,000
Operating Expenses
Administrative Expenses                           1,661,670          1,648,000          1,750,000       1,950,000        2,150,000
Research & Development                            1,211,754          1,533,000          1,687,000       1,855,000        2,041,000
Selling Expenses                                  3,086,985          3,241,350          3,403,418       3,573,588        3,752,268
                                               -------------------------------------------------------------------------------------
Total Operating Expenses                          5,960,409          6,422,350          6,840,418       7,378,588        7,943,268
                                               -------------------------------------------------------------------------------------
   Operating Income                               2,280,158          2,757,650          3,494,583       4,111,412        4,701,732

Depreciation                                        586,330            600,000            600,000         600,000          600,000
Interest & Financing                                 62,536             57,511             77,240          58,065           62,169
Other Income (Expense)                               69,428             18,900             18,900          26,400           36,900
                                               -------------------------------------------------------------------------------------
   Income Before Tax                           $  1,700,720       $  2,119,039       $  2,836,243    $  3,479,746     $  4,076,464

EBITDA
Income Before Tax                              $  1,700,720       $  2,119,039       $  2,836,243    $  3,479,746     $  4,076,464
Interest & Financing                           $     62,536       $     57,511       $     77,240    $     58,065     $     62,169
Depreciation                                   $    586,330       $    600,000       $    600,000    $    600,000     $    600,000
                                               -------------------------------------------------------------------------------------
   EBITDA                                      $  2,349,586       $  2,776,550       $  3,513,483    $  4,137,812     $  4,738,632

Working Capital Additions        @ 31%         $     671,184      $    619,988       $  1,085,000    $  1,085,000     $  1,085,000
Capital Expenditures                           $     953,000      $    700,000       $    450,000    $    450,000     $    450,000








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DCF:  MANAGEMENT BUDGET: ASSUMED GROWTH RATES AND MARGINS


Management's budget:  Assumed growth rates and margins


                       2005        2006       2007       2008      2009
                       ----        ----       ----       ----      ----
GROWTH RATES
------------
Sales                   9.9%         8.3%      13.5%      11.9%      10.6%
EBITDA                 61.0%        18.2%      26.5%      17.8%      14.5%
EBIT                  177.3%        23.4%      33.9%      21.4%      17.0%

MARGINS
-------
EBITDA                  9.8%       10.7%      11.9%      12.5%      13.0%
EBIT                    7.3%        8.4%       9.9%      10.7%      11.3%








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DCF: Equity Value Indications

EBITDA exit multiple             5xEBITDA           6xEBITDA          7xEBITDA
--------------------           -------------      -------------    -------------

Equity value at 14% WACC:       $14,500,000        $17,100,000      $19,600,000
Equity value at 15% WACC:       $14,000,000        $16,400,000      $18,900,000
Equity value at 16% WACC:       $13,400,000        $15,800,000      $18,200,000


EBITDA exit multiple             5xEBITDA            6xEBITDA         7xEBITDA
--------------------           -------------      -------------    -------------

Equity value at 14% WACC:         $1.14               $1.35            $1.54
Equity value at 15% WACC:         $1.10               $1.29            $1.49
Equity value at 16% WACC:         $1.06               $1.25            $1.43






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



Public company method: Guideline company multiples




                                                                                           Most
                                                                                        comparable
TICKER                               CIMG.OB    XRX     CAJ      HPQ     LXK      NSH      GFX     OCENY
                                     -------------------------------------------------------------------
                                      COLOR                                               MEDIA
COMPANIES                            IMAGING   XEROX   CANON     HP    LEXMARK  NASHUA   SCIENCES   OCE
                                     --------------------------------------------------------------------
Market Capitalization at Month Ended           Jan05   Jan05   Jan05    Jan05   Jan05     Jan05    Jan05      Low    Median    High
                                     --------------------------------------------------------------------     ---------------------


MARKET VALUE INV. CAP. (MVIC) MULTIPLES:

EBITDA:
    Current                            4.5      9.5     7.1     9.3      12.9    7.4       10.2     5.5       5.5      9.3      12.9

------------------------------------------------------------------------------------------------------------------------------------
MARKET VALUE EQUITY (PRICE) MULTIPLES:

Net Income:
     Current                          12.2     16.8     14.2    15.3     16.7   23.0       27.9    13.2      13.2     16.7      27.9








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Public company method:  Equity value  indication

     o    Value indication based on the median EBITDA multiple

          -    $12,700,000 OR $1.00 PER SHARE

     o    Value indication based on the median Net Income multiple

          -    $9,700,000 OR $0.76 PER SHARE




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ACQUISITION METHOD: M&A TRANSACTIONS

                                             Purchase      Performance Measures          Profit Margins       Business Enterprise
                                               Price                                                               Value to:
                                             --------- -----------------------------  --------------------   -----------------------
                                                                               Net                    Net
Date       Seller                                BEV   Revenues  EBIT  EBITDA Income  EBIT   EBITDA  Income  Revenue  EBIT   EBITDA
-------------------------------------------- --------- -----------------------------  ---------------------  -----------------------

 6-Jul-04  Media Sciences International, Inc.    14.0    16.3     1.8   2.1    0.8    11.1%   12.6%    5.2%    0.86    7.68    6.79
31-Aug-00  Splash Technology Holdings Inc       147.4    83.0     4.9   6.4    6.2     5.9%    7.7%    7.5%    1.78   30.08   23.03
 3-Oct-00  Mesa Ridge Technologies Inc            8.0     7.9     0.8   0.8    0.4     9.8%   10.1%    5.4%    1.01   10.32   10.04
22-Oct-00  Miltope Group Inc                     36.3    66.1     5.1   6.0    5.4     7.6%    9.0%    8.1%    0.55    7.18    6.09
15-Aug-00  Kontron Mobile Computing, Inc.         8.2    12.6     1.1   1.2    0.5     8.9%    9.8%    4.3%    0.65    7.35    6.69
31-May-02  E Mergent, Inc.                       22.7    22.4     0.9   1.5    0.5     4.0%    6.6%    2.2%    1.01   25.47   15.31

              ALL TRANSACTIONS:
                                 High           147.4    83.0     5.1   6.4    6.2    11.1%   12.6%    8.1%    1.78   30.08   23.03
                               Median            18.3    19.4     1.5   1.8    0.7     8.3%    9.4%    5.3%    0.93    9.00    8.41
                              Average            39.4    34.7     2.4   3.0    2.3     7.9%    9.3%    5.4%    0.98   14.68   11.32
                                  Low             8.0     7.9     0.8   0.8    0.4     4.0%    6.6%    2.2%    0.55    7.18    6.09



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ACQUISITION METHOD:  EQUITY VALUE INDICATION

     o Value indication based on the Media Sciences' 2004 transaction EBITDA multiple

          -    $9,000,000

          -    $0.71 PER SHARE




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




VALUE INDICATIONS PER SHARE: SUMMARY

     o    Current Price

          -    $0.56

     o    DCF

          -    $1.06 - $1.54

     o    Public company method

          -    $0.76 - $1.00

     o    Acquisition method

          -    $0.71




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                             STRATEGIC ALTERNATIVES






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STRATEGIC ALTERNATIVES CONSIDERED

     o    Continue as is (Color Imaging maintains its current public status)

     o    Merger/Acquisition

          -    With a public company

          -    With a private company

     o    Go Private

          -    Management buyout

          -    Sale to private equity investor

          -    Stock buy back

          -    Reverse stock split

     o    Liquidation of the Company




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




MERGER/ACQUISITION:  POTENTIAL BENEFITS AND PITFALLS

Benefits
--------

     o    Increased distribution capabilities

     o    Increased product offering

     o    Improved customer service, especially for larger clients

     o    Economies of scale and elimination of duplicative costs



Pitfalls
--------

     o    Management conflicts

     o    Culture integration problems

     o    IT compatibility issues

     o    Board control issues

     o    Employee attrition





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MERGER/ACQUISITION OPPORTUNITIES:
PUBLIC VS. PRIVATE

Public company
--------------

     o Only two possible public companies identified - Teckn-O-Laser and Media Sciences

     o    A merger may not increase the shareholder value

     o Proxy and reporting requirements are costly relative to size of the companies (Sarbanes - Oxley)

     o Color Imaging is unable to raise capital for acquisition on the public markets


Private company
---------------

     o    More private than public companies are available M&A candidates

     o Proxy and reporting requirements are not as costly for a merger between private companies




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




MERGER/ACQUISITION: PRIVATE COMPANIES CONTACTED BY COLOR IMAGING'S MANAGEMENT

     o    [***]

     o    [***]

     o    [***]

     o    [***]

     o    [***]

     o    [***]

     o    [***]

     o    [***]

     o    [***]

     o    [***]

     o    [***]


[***] - Confidential Portions of This Presentation Which Have Been Redacted Are Marked With Brackets ("[*** ]"). The Omitted Material Has Been Filed Separately With The United States Securities and Exchange Commission.



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




MERGER/ACQUISITION:  PRIVATE COMPANIES CONTACTED BY COLOR IMAGING'S MANAGEMENT

     o    Only two companies expressed interest

          -    [***]

               o    [***] owner indicated that he had no desire to be public

          -    [***]

          o    Contingent on [***] a public offering [***],  not to occur before
               2006

     o    Not able to agree on terms

     o Three year audit SEC SOX and other reporting requirements would be time consuming and costly relative to size of companies



[***] - Confidential Portions of This Presentation Which Have Been Redacted Are Marked With Brackets ("[*** ]"). The Omitted Material Has Been Filed Separately With The United States Securities and Exchange Commission.




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




MERGER/ACQUISITION: MANAGEMENT'S DISCUSSION ON A POTENTIAL MERGER [***]

     o Color Imaging's management indicated that during the discussions for a potential merger [***], an acquisition price of $1.25 per share for Color Imaging's shares was considered

     o In addition, both companies have discussed potential synergies of up to $500,000 per year from the elimination of duplicating expenses


[***] - Confidential Portions of This Presentation Which Have Been Redacted Are Marked With Brackets ("[*** ]"). The Omitted Material Has Been Filed Separately With The United States Securities and Exchange Commission.


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



GO PRIVATE: POTENTIAL BENEFITS AND PITFALLS


Benefits
--------

o    Increased   profitability  by  eliminating  SEC  SOX  and  other  reporting requirements

o Fewer obstacles to merge with another private company and potentially increase shareholder value



Pitfalls
--------

o    Potential for litigation arising from a going-private transaction

o    Decreased stock liquidity






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




GO PRIVATE: VALUE INDICATIONS PER SHARE, EXCLUDING TRANSACTION COSTS AND INCLUDING REPORTING SAVINGS

     o    DCF

          -    $1.10 - $1.61

     o    Public company method

          -    $0.87 - $1.10

     o    Acquisition method

          -    $0.79






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




GOING PRIVATE ALTERNATIVES: MANAGEMENT BUYOUT

     o We do not think that going private through a management buyout is a likely scenario for Color Imaging, because the capital requirements for buyout transactions are high and currently the Company's borrowing capacity is limited



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



GO PRIVATE ALTERNATIVES: SALE TO A PRIVATE EQUITY GROUP (PEG): INVESTORS CONTACTED BY MANAGEMENT


On-going discussions
--------------------

     o    STB/Wachovia Capital Market Group

     o    Regions Bank/Morgan Keegan

     o    Lincoln Partners (Investors)

     o    Sun Capital/Arsenal Capital (Wants control $20M EBITDA)



No ongoing discussions
----------------------

     o    G-V Capital

     o    Catalyst Financial (Now Owns 90,000 CIMG)

     o    Pinnacle Equity Partners, LLC [***]

     o    Geocapital Partners (Small Cap Investor/VC)

     o    Stanton-Walker (Wants Commitment)

     o    Iroquois Capital (Small Investment Fund)

     o    Kasten Group LLC (Buyout firm)

     o    Certified Business Brokers

     o    Potomac Valley Partners (Buyout Firm)

     o    Soloman Brothers (Equity)

     o    Duchess Advisors, LLC (Private Equity Fund)


[***] - Confidential Portions of This Presentation Which Have Been Redacted Are Marked With Brackets ("[*** ]"). The Omitted Material Has Been Filed Separately With The United States Securities and Exchange Commission.


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



GO PRIVATE ALTERNATIVES: SALE TO A PRIVATE EQUITY GROUP (PEG) - NOT FINANCIALLY FEASIBLE

     o Any usage of outside venture financing, through issuing preferred convertible securities, would erode shareholder value:

     o    PEG firms demand 20% - 25% annual returns on their investment

     o Color Imaging cost of equity capital in our valuation is 16.8% - 18.8% return

     o If Color Imaging brings in PEG capital, the return to existing shareholders would decrease in order to cover the gap between the cost of equity (16.8% - 18.8%) and the PEG required return (20% - 25%)

     o    The PEG  investors  we  contacted  did not show any  interest in Color
          Imaging






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




GO PRIVATE ALTERNATIVES: STOCK BUY BACK - DIFFICULT TO EFFECTIVELY EXECUTE

     o Board of Directors approved the repurchase of up to the lesser of $1 million or 1 million shares of Color Imaging's common stock, through September 30, 2005.

     o To date the Company has repurchased 84,700 of its common shares at a cost of approximately $56,100 and at an average price of $0.66 per share.

     o SEC rules limit the Company repurchase to 25% of the average daily volume. Average daily volume is less than 2,000 shares per day.

     o The time to create a meaningful impact on the stock price is too long using a buy back strategy




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




GOING PRIVATE ALTERNATIVES: REVERSE STOCK SPLIT - MOST BENEFICIAL SOLUTION

     o    Cost effective

     o    Fewer obstacles

     o Cashed out shareholders receive liquidity and likely a premium to the current stock price

     o Non-cashed out shareholders able to receive value from cost savings and possible growth through merger with another private company

     o Management discussions concerning a reverse stock split transaction have centered around an equivalent pre-split purchase price, to the fractional shareholders of $1.25 per share.




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




REVERSE STOCK SPLIT: HYPOTHETICAL VALUES AT $1.25 PER SHARE CASH OUT PRICE AND 500,000 SHARES PURCHASED

     o    DCF

          -    $1.07 - $1.59 PER SHARE

     o    Public company method

          -    $0.80 - $1.05 PER SHARE

     o    Acquisition method

          -    $0.72 PER SHARE




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


COMPARISON OF THE HYPOTHETICAL VALUE PREMIUM TO THE PREMIUMS PAID FOR M&A TRANSACTIONS IN 2003

----------------------------------------------------------------------------------------------------------------------------------
                   INDUSTRY CLASSIFICATION                      MULTIPLES                             PREMIUM PAID
-----------------------------------------------------------------------------------    -------------------------------------------
                                                        TIC / EBIT   TIC / EBITDA       1999     2000    2001     2002     2003
----- ------------- ----------------------------------------------- ---------------    -------------------------------------------
SIC:  3570 - 3579   Office Equipment & Computer Hardware   12            9.2            30.6%   55.6%    28.7%    24.6%    79.4%
SIC:  3861 - 3873   Instruments & Photographic Equipment   11.3          9.7            56.4%   50.1%    42.0%    43.9%    20.5%
SIC:  7370 - 7391   Miscellaneous Services                 16.6         10.7            44.4%   54.9%    53.5%    68.7%    93.4%
----- ------------- ----------------------------------------------- ---------------    -------------------------------------------

----- ------------- ----------------------------------------------- ---------------    -------------------------------------------
Average Premium for the Manufacturing Sector                                            43.2%   49.2%    51.5%    44.3%    49.2%
----------------------------------------------------------------------------------------------------------------------------------

Source:  Meregerstat Review 2004

RESULTING PREMIUM AT $1.25 PER SHARE: $123.2%




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



LIQUIDATION:  ORDERLY LIQUIDATION VALUATION ASSUMPTIONS

     o Color Imaging has some intangible value attributable to its color toner product formulations, which is calculated based on the relief from royalty tradename valuation methodology

     o Proceeds from royalty are discounted at 20% (WACC of 14% + 6% liquidation premium)


                                              Additional assumptions

                                                                                              Projected Amount
                                                Projected Amount                                 in Orderly
                                                  for FY2005 (1)           Assumption            Liquidation
                                               -------------------    -------------------    -------------------
Administrative Costs                            $    1,570,000                6 months         $   785,000
Severance and Employee Term Costs - R&D              1,394,000                2 months             232,333
Sales and Marketing Costs                            3,721,000                6 months           1,860,500
Interest Costs                                          54,000                6 months              27,000
                                               -------------------                           -------------------
Total Costs                                     $    6,739,000                                 $  2,904,833
                                               ===================                           ===================

(1)  Based on projections provided by management





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



LIQUIDATION: ADJUSTED BALANCE SHEET "OPTIMISTIC"

ASSETS                                                 Audited, Dec-04            Adjustment              OLV
---------------------------------------               -----------------       -----------------    -----------------
Current Assets
     Total Current Assets                                    9,511,564             1,415,037            10,926,602

     Total Fixed Assets                                      6,601,832            (2,101,832)            4,500,000
Other Assets
  Public Company Shell                                               -               600,000               600,000
  Trade Secrets/Formulas                                             -             1,100,000             1,100,000
  Rent Deposit                                                   1,765                     -                 1,765
  Prepaid Bond Issuance                                         21,268               (21,268)                    -
  Related Party Portion IDR Bond                               554,764                     -               554,764
  Other Assets                                                   4,831                     -                 4,831
                                                      -----------------       -----------------    -----------------
     Total Other Assets                                        582,628             1,678,732             2,261,360
                                                      -----------------       -----------------    -----------------
         TOTAL ASSETS                                    $  16,696,024         $     991,937         $  17,687,962
                                                      =================       =================    =================

LIABILITIES AND STOCKHOLDERS' EQUITY
---------------------------------------
Current Liabilities
     Total Current Liabilities                               2,096,024                                   2,096,669
     Reserves for Liquidation Liabilities                                      $   2,904,833         $   2,904,833

Long Term Liabilities
  Notes Payable                                                  5,438                     -                 5,438
  IDR Bond                                                   2,335,000                     -             2,335,000
  Present Value of Lease Obligation                                  -               419,000               419,000
  Deferred Tax Liability                                       602,450              (602,450)                    -
                                                      -----------------       -----------------    -----------------
     Total Long Term Liabilities                             2,942,888              (183,450)            2,759,438
                                                      -----------------       -----------------    -----------------
       TOTAL LIABILITIES                                     5,039,557              (183,450)            7,760,940

       TOTAL EQUITY                                         11,656,467            (1,729,446)            9,927,021
                                                      -----------------       -----------------    -----------------
       TOTAL LIABILITIES & EQUITY                       $   16,696,024         $  (1,912,896)       $   17,687,962
                                                      -----------------       -----------------    -----------------





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




LIQUIDATION: VALUE INDICATION "OPTIMISTIC"

     o    Value indication

          -    $9,900,000

     o    Value indication per share

          -    $0.78



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



STRATEGIC ALTERNATIVES: SUMMARY


                                                   Capital       Resulting   Required long-term    Probab to        Share price
                                                 requirements    liquidity       disclosure         execute           (range)
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                    Low     High
                                                                                                                   ------  ------
I.   Continue as is (maintain the Status Quo)        Low            Low             High              High         $0.56   $1.54
-----------------------------------------------------------------------------------------------------------------------------------
II.  Merger/Acquisition*                                                                                             U/A     U/A
         Public company                              High       Low-Moderate        High              Low           U/A     U/A
         Private company                        Moderate-High       Low         Low-Moderate          Low*          U/A     U/A
-----------------------------------------------------------------------------------------------------------------------------------
III. Going private                                                                                                 $1.07   $1.59
         Management buyout                           High           Low              Low               Low          U/A     U/A
         Private equity group buyout                 High           Low              Low               Low          U/A     U/A
         Stock repurchase                          Moderate         Low             High               Low         $0.56   $1.59
         Reverse split                               Low            Low              Low            Moderate       $1.07   $1.59
-----------------------------------------------------------------------------------------------------------------------------------
IV.  Liquidation                              No capital needed     Low           Moderate             Low         $0.78    $0.78
-----------------------------------------------------------------------------------------------------------------------------------

* The probality that Color Imaging will execute a merger as a public company is low for both public and private M&A candidates. However, if Color
     Imaging goes private, the probality of a merger with another private company increases from "Low" to "Medium - High"



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





POTENTIAL EXERCISE OF IN-THE-MONEY STOCK OPTIONS

     o There are 408,750 vested in the money options at $1.25 per share with a weighted average option price of $0.596 per share

     o It is our understanding that the Board is considering allowing holders of vested in-the-money stock options to exercise their options for cash condition upon the forfeiture of non-vested out-of-the-money options

     o As an alternative, the holder may elect to continue to hold options for Color Imaging stock for exercise on a cashless basis



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




TOTAL VALUE OF VESTED COLOR IMAGING OPTIONS

     o    According to Color Imaging management

          -    $267,163 ASSUMING A $1.25 BUYOUT PRICE

     o    According to CBIZ analysis (using Black-Scholes options pricing model)

          -    $124,978 at the current price of $0.56 per common share

          - Between $226,195 and $924,673 at stock prices ranging from $0.76 to $1.54 (our valuation range on a stand-alone basis).




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